As filed with the Securities and Exchange Commission on March ,1999


                                                       Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                              ROHM AND HAAS COMPANY
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   23-1028370
                      (I.R.S. Employer Identification No.)

                           100 Independence Mall West
                      Philadelphia, Pennsylvania 19106-2399
               (Address of Principal Executive Offices) (Zip Code)


                              ROHM AND HAAS COMPANY
                          ROHM AND HAAS 1999 STOCK PLAN
                            (Full Title of the Plan)


                                 Robert P. Vogel
                              Rohm and Haas Company
                           100 Independence Mall West
                      Philadelphia, Pennsylvania 19106-2399
                     (Name and Address of Agent for Service)



                                 (215) 592-3000
          (Telephone Number, including Area Code, of Agent for Service)


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                         CALCULATION OF REGISTRATION FEE


  TITLE OF SECURITIES         AMOUNT               PROPOSED         AMOUNT OF
   TO BE REGISTERED           TO BE                MAXIMUM         REGISTRATION
                            REGISTERED (1)        AGGREGATE            FEE
                                                   OFFERING
                                                    PRICE


Common Stock                 8,000,000                                $2224




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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.       PLAN INFORMATION.*

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory Note to Part I of Form S-8.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Rohm and Haas Company, a Delaware corporation (the "Company"), are incorporated herein by reference:


         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (b) the description of the Company's Common Stock contained in the Company's registration statement filed under the Securities Exchange Act of 1934 as amended in the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 1996.


         In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

         Any statement contained in this registration statement or in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.



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ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Article V of the Company's Bylaws provides that the Company shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, either civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Company (including the subsidiaries of the Company) or of a constituent corporation absorbed in a consolidation or merger (a "Constituent Corporation"), or is or was serving at the request of the Company or a Constituent Corporation as a director, officer, or employee of another enterprise, or is or was a director, officer or employee of the Company or a Constituent Corporation serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Company or of another enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent that such person is not insured or otherwise indemnified and the power to so indemnify has been or may be granted by statute. The determination of the Company's duty or power to indemnify any such person under the applicable statutory standards shall be made (1) by the majority vote of a quorum of directors who are not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by a written opinion of independent legal counsel (who may but need not be regular counsel to the Company), or (3) by the stockholders. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding (a) for any present director or officer of the Company upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company, or (b) for any other person, upon such terms and conditions as the Company's Audit Committee deems appropriate. The Company is a Delaware corporation and Section 145 of the General Corporation Law of Delaware governs the authority of Delaware corporations to indemnify their directors, officers, employees and agents.


         Article X of the Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or to any stockholder for monetary damages for any breach of duty as a director except to the extent such exemption from liability is not permitted under the Delaware General Corporation Law as currently in effect or hereafter amended. This provision does not eliminate the liability of a director (i) for a breach of the directors duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware (relating to the declaration of dividends and purchase or redemption of shares in violation of the General Corporation Law of Delaware) and (iv) for transactions from which the director derived an improper personal benefit.

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ITEM 7. EXEMPTION FROM REGISTRATION.

        Not applicable.

ITEM 8. EXHIBITS.

  Exhibit         Description
  -------         -----------

    4.1 Restated Certificate of Incorporation of the Company as amended to date (incorporated by reference from Exhibit 3 of the Company's Annual Report on Form 10-Q for the quarter ended June 30, 1998).

    4.2 Bylaws of the Company as amended to date (incorporated by reference from Exhibit 3 of the Company's Report on Form 10-K for the year ended December 31, 1998).

    23(a)         Consent of KPMG LLP

    23(b)         Consent of PricewaterhouseCoopers LLP

    24.1          Powers of Attorney (included on signature pages hereto)

ITEM 9. UNDERTAKINGS.

           (a)  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


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                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that the undertakings in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, the Commonwealth of Pennsylvania, on this 5th day of March, 1999.



                                                      ROHM AND HAAS COMPANY

                                                      By: /s/ J. LAWRENCE WILSON
                                                          ----------------------
                                                          J. Lawrence Wilson
                                                          Chairman of the Board



                               POWERS OF ATTORNEY

    Each of the undersigned hereby authorizes Robert P. Vogel and J. Lawrence Wilson, and each of them, as his or her attorneys-in-fact to execute in the name of each such person and to file such amendments (including post-effective amendments) to this registration statement as the registrant deems appropriate, and appoints each of such persons as attorneys-in-fact to sign on his or her behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements and post-effective amendments to this registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signatures                         Title                       Date
      ----------                         -----                       ----

/s/ J. LAWRENCE WILSON            Chairman of the Board,
----------------------            Chief Executive Officer
J. Lawrence Wilson                and Director (Principal
                                  Executive Officer)

/s/ BRADLEY J. BELL               Vice President and Chief
-------------------               Financial Officer
Bradley J. Bell                   (Principal Financial and
                                  Accounting Officer)



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      Signatures                         Title                       Date
      ----------                         -----                       ----

/s/ WILLIAM J. AVERY                   Director
--------------------
William J. Avery


/s/ DANIEL B. BURKE                    Director
-------------------
Daniel B. Burke


/s/ J. MICHAEL FITZPATRICK             Director
--------------------------
J. Michael Fitzpatrick


/s/ EARL G. GRAVES                     Director
------------------
Earl G. Graves


/s/ RAJIV L. GUPTA                     Director
------------------
Rajiv L. Gupta


/s/ JAMES A. HENDERSON                 Director
----------------------
James A. Henderson


/s/ JOHN H. MCARTHUR                   Director
--------------------
John H. McArthur


/s/ JORGE P. MONTOYA                   Director
--------------------
Jorge P. Montoya


/s/ SANDRA O. MOOSE                    Director
-------------------
Sandra O. Moose


/s/ GILBERT S. OMENN                   Director
--------------------
Gilbert S. Omen


/s/ RONALDO H. SCHMITZ                 Director
----------------------
Ronaldo H. Schmitz


/s/ ALAN SCHRIESHEIM                   Director
--------------------
Alan Schriesheim


/s/ MARNA C. WHITTINGTON               Director
------------------------
Marna C. Whittington


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                                  EXHIBIT INDEX

EXHIBIT           DESCRIPTION
-------           -----------

4.1 Restated Certificate of Incorporation of the Company as amended to date (incorporated by reference from Exhibit 3 of the Company's Report on Form 1O-Q for the quarter ended June 30, 1998).


4.2 Bylaws of the Company as amended to date (incorporated by reference from Exhibit 3 of the Company's Annual Report on Form 1O-K for the year ended December 31, 1998).


23(a)             Consent of KPMG LLP

23(b)             Consent of PricewaterhouseCoopers LLP

24.1              Powers of Attorney (included on signature pages)